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                                                Exhibit 23.1

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Emeritus Corporation

     We consent to the use of our reports on the consolidated financial statements of Emeritus Corporation (Company) and subsidiaries dated February 23, 1996, except as to note 12, which is as of March 19, 1996, incorporated by reference herein and included in the Company's 1995 Form 10-K and the consolidated financial statements of the Company dated September 19, 1995, except as to note 13, which is as of October 31, 1995 and February 23, 1996, and except as to note 12, which is as of March 19, 1996; the financial statements of The Arbor at Olive Grove dated August 25, 1995; the financial statements of Villa Ocotillo dated September 1, 1995; the financial statements of Belmont Towers dated August 25, 1995; the combined financial statements of the Florida Communities dated September 20, 1995; the financial statements of Laurel Lake Estates dated September 1, 1995; the statements of operating assets and liabilities, direct operating revenues and expenses and direct operating cash flows of Summer Wind Residence, Inc. dated September 8, 1995; the combined statements of operating assets and liabilities, direct operating revenues and expenses and direct operating cash flows of the Green Meadows Communities dated September 14, 1995, except as to note 1, which is as of October 26, 1995; the combined statements of operating assets and liabilities, direct operating revenues and expenses and direct operating cash flows of the Carolina Facilities dated September 15, 1995; and the statements of operating assets and liabilities, direct operating revenues and expenses and direct operating cash flows of Heritage Hills Retirement, Inc. dated September 15, 1995, incorporated by reference herein and included in the Company's Form S-1 dated November 21, 1995; and to the reference to our firm under the heading "Experts" in the prospectus.

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     Our report covering the combined statements of
operating assets and liabilities, direct operating revenues and expenses and direct operating cash flows of the Green
Meadows Communities refers to uncertainties regarding the outcome of litigation and the ability of the partnerships which own the Green Meadows Communities to continue collectively or individually as a going concern.


KPMG PEAT MARWICK LLP
Seattle, Washington
January 31, 1997